UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

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SCHEDULE 14A INFORMATION

________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BlueRiver Acquisition Corp.
(Name of Registrant as Specified in its Charter)

_____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BlueRiver Acquisition Corp.
250 West Nottingham Drive, Suite 400
San Antonio, Texas 78209

To the Shareholders of BlueRiver Acquisition Corp.:

You are cordially invited to attend the Extraordinary General Meeting (the “General Meeting”) of BlueRiver Acquisition Corp. (the “Company,” “BlueRiver,” “we,” “us” or “our”) to be held at 11:30 am E.T. on February 2, 2024. For the purposes of the amended and restated memorandum and articles of association of BlueRiver, the physical place of the meeting will be at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, NY 10018. Shareholders of the Company will also be able to attend the General Meeting virtually at: https://www.cstproxy.com/blueriverspac/ext2024.

The General Meeting will be held for the purpose of considering and voting upon the following proposals and resolutions:

•        The Extension Proposal — to consider and vote upon a proposal by the following special resolution to amend the Company’s amended and restated memorandum and articles of association (together, the “Existing Charter”) to allow the board of directors of the Company (the “Board”), without another shareholder vote, to elect to extend the date by which, if the Company has not consummated a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company, with one or more businesses or entities (a “Business Combination”), the Company must (a) cease all operations except for the purpose of winding up; (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Class A ordinary shares sold in the Company’s initial public offering (the “Public Shares”); and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law, from February 2, 2024 (the “Original Termination Date”) to up to 6 times by an additional 1 month each month after the Original Termination Date, by resolution of the Board, until August 2, 2024 (each, an “Additional Charter Extension Date”) or a total of up to 6 months after the Original Termination Date, unless the closing of a Business Combination shall have occurred prior thereto (the “Extension”, such extension deadline, the “Extended Date”, and such proposal, the “Extension Proposal”); and

•        The Adjournment Proposal — to consider and vote upon a proposal (the “Adjournment Proposal”) by the following ordinary resolution to approve the adjournment of the General Meeting by the chair thereof to a later date, if necessary, under certain circumstances, to solicit additional proxies for the purpose of approving the Extension Proposal, to amend the Extension Proposal, or to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined in good faith after consultation with outside legal counsel is required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the General Meeting; provided that the General Meeting is reconvened as promptly as practical thereafter. The Adjournment Proposal will only be presented at the General Meeting if there are not sufficient votes to approve the Extension Proposal.

On or about January 24, 2024, the Company mailed to you a proxy statement relating to the General Meeting. The attached Supplement to the proxy statement contains additional information that supplements the proxy statement. The Company urges you to read this Supplement, together with the proxy statement previously sent to you, carefully and in its entirety.

The Company is providing this Supplement to reflect that (i) the Company’s insiders or their affiliates or designees must deposit $0.02 into the trust account for each Public Share that has not been redeemed in accordance with the terms of the Company’s amended and restated memorandum and articles of association (or an aggregate of $37,458.56 if there are no redemptions) for each one month extension of the Original Termination Date, or an aggregate of $224,751.36, if the Original Termination Date is extended to the Extended Date, (ii) the date of the General Meeting will be rescheduled to 11:30 a.m. E.T. on February 2, 2024. The first extension payment must be made prior to, on, or as soon as practicable after, the Original Termination Date. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit, that will not be repaid in the event that we are unable to close a business combination, unless there are funds available outside of the trust account to do so. Such notes would be paid upon consummation of the Company’s initial business combination.

Your vote is important.    Whether or not you expect to attend the General Meeting in person, please complete, date and sign the proxy card enclosed with the original proxy statement and mail it in the postage-paid envelope to ensure that your shares will be represented and voted at the General Meeting. If you have already submitted your proxy card and do not wish to change your vote, there is no need to submit another proxy card in response to this Supplement to the proxy statement.

I look forward to seeing you at the meeting.

By Order of the Board of Directors,
/s/ Randall Mays	/s/ John Gregg
Randall Mays	John Gregg
Co-Chief Executive Officer	Co-Chief Executive Officer
January 26, 2024

Your vote is important.    Please sign, date, and return your proxy card as soon as possible but in any event so as to be received by February 2, 2024 prior to the commencement of the General Meeting to make sure that your shares are represented at the General Meeting. If you are a shareholder of record, you may also cast your vote in person (including virtually) at the General Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person (including virtually) at the General Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have no effect on the outcome of the proposals.

SUPPLEMENT NO. 1 DATED JANUARY 26, 2024
TO
PROXY STATEMENT
DATED JANUARY 17, 2024

BlueRiver Acquisition Corp.
250 West Nottingham Drive, Suite 400
San Antonio, Texas 78209

This first supplement (the “Supplement”) is being filed with the United States Securities and Exchange Commission and is being made available to shareholders of record of BlueRiver Acquisition Corp. (the “Company”) as of the close of business on January 16, 2024. The following information supplements and should be read in conjunction with the original proxy statement dated January 17, 2024 that the Company mailed to you on or about January 24, 2024 (the “Original Proxy Statement”). All capitalized terms not defined herein shall have the same meaning as in the Original Proxy Statement.

The General Meeting has been rescheduled from 9:00 a.m. E.T. on February 1, 2024 to 11:30 a.m. E.T. on February 2, 2024 and the redemption deadline has been extended to two business days prior to the vote at the rescheduled General Meeting. January 16, 2024 will remain as the Record Date for the rescheduled General Meeting. As such, the disclosure in the Original Proxy Statement relating to the time of General Meeting to be held by BlueRiver for, among others, approval of the Extension Proposal and the Adjournment Proposal, and the related redemption deadline, is hereby updated, amended and supplemented to read as follows:

“The Extraordinary General Meeting of BlueRiver Acquisition Corp. has been rescheduled to 11:30 a.m. E.T. on February 2, 2024, and the redemption deadline has been extended to two business days prior to the vote at the rescheduled General Meeting. January 16, 2024 remains as the Record Date for the rescheduled General Meeting.”

As discussed in the Original Proxy Statement, the General Meeting will be held for the sole purpose of considering and voting upon:

•        The Extension Proposal — to consider and vote upon a proposal by the following special resolution to amend the Company’s amended and restated memorandum and articles of association (together, the “Existing Charter”) to allow the board of directors of the Company (the “Board”), without another stockholder vote, to elect to extend the date by which, if the Company has not consummated a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company, with one or more businesses or entities (a “Business Combination”), the Company must (a) cease all operations except for the purpose of winding up; (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Class A ordinary shares sold in the Company’s initial public offering (the “Public Shares”); and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law, from February 2, 2024 (the “Original Termination Date”) to up to 6 times by an additional 1 month each month after the Original Termination Date, by resolution of the Board, until August 2, 2024 (each, an “Additional Charter Extension Date”) or a total of up to 6 months after the Original Termination Date, unless the closing of a Business Combination shall have occurred prior thereto (the “Extension”, such extension deadline, the “Extended Date”, and such proposal, the “Extension Proposal”); and

•        The Adjournment Proposal — to consider and vote upon a proposal (the “Adjournment Proposal”) by the following ordinary resolution to approve the adjournment of the General Meeting by the chair thereof to a later date, if necessary, under certain circumstances, to solicit additional proxies for the purpose of approving the Extension Proposal, to amend the Extension Proposal, or to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined in good faith after consultation with outside legal counsel is required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the General Meeting; provided that the General Meeting is reconvened as promptly as practical thereafter. The Adjournment Proposal will only be presented at the General Meeting if there are not sufficient votes to approve the Extension Proposal.

In addition to the rescheduled meeting date, the Company is providing this Supplement to (i) correct certain typographical errors in the Original Proxy Statement, (ii) reflect that the Company’s insiders or their affiliates or designees must deposit $0.02 into the trust account for each Public Share that has not been redeemed in accordance with the terms of the Company’s amended and restated memorandum and articles of association (or an aggregate of $37,458.56 if there are no redemptions) for each one month (the “Monthly Extension Payment”), or an aggregate of $224,751.36 if the Original Termination Date is extended to the Extended Date. The first one month extension payment must be made prior to, on, or as soon as practicable after, the Original Termination Date. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit, that will not be repaid in the event that we are unable to close a business combination, unless there are funds available outside of the trust account to do so. Such notes would be paid upon consummation of the Company’s initial business combination. The Company’s amended and restated memorandum and articles of association will be amended (the “Extension Amendment”) to reflect the foregoing. The Extension Amendment is attached hereto as Annex A.

This Supplement updates the disclosure in the Original Proxy Statement as follows:

The reference on the cover page in the Original Proxy Statement to “On the Record Date, there were 28,750,000 units of the Company outstanding…” is replaced with “On the Record Date, there were 827,498 units of the Company outstanding...”

The reference in the Original Proxy Statement on page 3 to “...less the aggregate nominal par value of the shares of our holders of Public Shares, which is approximately $19.9 million as of the Record Date” is replaced with “...less the aggregate nominal par value of the shares of our holders of Public Shares, which is approximately $187.29 as of the Record Date.”

Proposal No. 1 from the Original Proxy Statement beginning on page 13 is amended and restated in its entirety as follows:

PROPOSAL NO. 1: THE EXTENSION PROPOSAL

The Company is proposing to amend its Existing Charter (such amendment, the “Extension Amendment”) to allow the board of directors of the Company (the “Board”), without another shareholder vote, to elect to extend the date by which, if the Company has not consummated a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company, with one or more businesses or entities (a “Business Combination”), the Company must (a) cease all operations except for the purpose of winding up; (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Class A ordinary shares sold in the Company’s initial public offering (the “Public Shares”); and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law, from February 2, 2024 (the “Original Termination Date”) to up to 6 times by an additional 1 month each month after the Original Termination Date, by resolution of the Board, until August 2, 2024 (each, an “Additional Charter Extension Date”) or a total of up to 6 months after the Original Termination Date, unless the closing of a Business Combination shall have occurred prior thereto. Pursuant to the terms of the Extension Amendment, in order to extend the time available for us to consummate our initial business combination by six months to August 2, 2024, our insiders or their affiliates or designees must deposit $0.02 into the trust account for each Public Share that has not been redeemed in accordance with the terms of the Company’s amended and restated memorandum and articles of association (or $37,458.56 if there are no redemptions) for each one month, or an aggregate of $224,751.36 if the Original Termination Date is extended to the Extended Date. The first extension payment must be made prior to, on, or as soon as practicable after, the Original Termination Date. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit, that will not be repaid in the event that we are unable to close a business combination, unless there are funds available outside of the trust account to do so. Such notes would be paid upon consummation of our initial business combination. The Extension Proposal is essential to the overall implementation of the Board’s plan to allow the Company more time to complete the Proposed Business Combination. Approval of the Extension Proposal is a condition to the filing of the Extension Amendment. A copy of the Extension Amendment to the Existing Charter of the Company is attached to this proxy statement as Annex A.

All holders of the Company’s Public Shares, whether they vote for or against the Extension Proposal or do not vote at all, will be permitted to redeem all or a portion of their Public Shares into their pro rata portion of the Trust Account, provided that the Extension Proposal is approved. Holders of Public Shares do not need to be a holder of record on the Record Date in order to exercise redemption rights. If approved, we will not file the Extension Amendment if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Proposal, after taking into account the amount of redemptions, if any.

The closing price of the Company’s Ordinary Shares on the Record Date was $10.75. The Company cannot assure Shareholders that they will be able to sell their Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such Shareholders wish to sell their shares.

Reasons for the Extension Proposal

The Company’s Existing Charter provides that the Company has until February 2, 2024 to complete an initial Business Combination.

The Company believes that given its expenditure of time, effort, and money searching for a potential initial Business Combination opportunity, the holders of Public Shares of the Company should be given an opportunity to consider and vote on an initial Business Combination. Accordingly, the Company has determined to seek shareholder approval to extend the time for closing an initial Business Combination beyond February 2, 2024. Pursuant to the terms of the Existing Charter, the Company may not amend the Existing Charter to allow for a longer period of time to complete an initial Business Combination unless it provides holders of Public Shares with the right to seek redemption of their Public Shares in connection therewith.

If the Extension Proposal Is Not Approved

If the Extension Proposal is not approved on February 2, 2024 and we are unable to consummate any Business Combination prior to or on February 2, 2024, it will trigger our automatic winding up, liquidation and dissolution pursuant to the terms of our Existing Charter. As a result, this has the same effect as if we had formally gone through a liquidation procedure under the Companies Act. Accordingly, no vote would be required from our shareholders to commence such winding up, liquidation and dissolution. At such time, the Private Warrants will expire and our Sponsor will receive nothing upon a liquidation with respect to such Private Warrants, and the Private Warrants will be worthless.

The amount in the Trust Account (less the aggregate nominal par value of the shares of our holders of Public Shares, which is approximately $187.29 as of the Record Date) under the Companies Act will be treated as a share premium which is distributable under the Companies Act, provided that immediately following the date on which the proposed distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate the Trust Account, we anticipate that we would distribute to our holders of Public Shares the amount in the Trust Account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our holders of Public Shares with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the Trust Account or that a court would conclude that such agreements are legally enforceable.

Our Initial Shareholders, including our Sponsor, have agreed to waive their rights to participate in any liquidation of our Trust Account or other assets with respect to the Insider Shares. There will be no distribution from the trust account with respect to our Private Warrants, which will expire worthless.

If the Extension Proposal is Approved

If the Extension Proposal is approved, the Existing Charter will be amended as set forth in Annex A (the “Extension Amendment”) and the Company would have up to an additional 6 months (at the discretion of the Board and in one month extensions upon payment of the Monthly Extension Payment) after the Original Termination Date to consummate a potential Business Combination, until August 2, 2024, which is a total of up to 42 months from the consummation of the Company’s IPO to complete an initial Business Combination. The Company will continue to attempt to consummate an initial Business Combination until the Additional Charter Extension Date, if necessary, or until the Board determines in its sole discretion that it will not be able to consummate an initial Business Combination and does not wish to seek an additional extension. The Company will remain a reporting company under the Securities Exchange Act of 1934.

YOU ARE NOT BEING ASKED TO VOTE ON ANY BUSINESS COMBINATION AT THIS TIME. IF THE EXTENSION PROPOSAL IS APPROVED AND THE EXTENSION AMENDMENT BECOMES EFFECTIVE AND YOU DO NOT ELECT TO REDEEM YOUR PUBLIC SHARES NOW, YOU WILL RETAIN THE RIGHT TO VOTE ON ANY PROPOSED BUSINESS COMBINATION WHEN AND IF IT IS SUBMITTED TO SHAREHOLDERS AND THE RIGHT TO REDEEM YOUR PUBLIC SHARES FOR A PRO RATA PORTION OF THE TRUST ACCOUNT IN THE EVENT SUCH PROPOSED BUSINESS COMBINATION IS APPROVED AND COMPLETED.

Redemption Rights

If the Extension Proposal is approved, and the Extension Amendment becomes effective, each holder of Public Shares may seek to redeem its Public Shares for a pro rata portion of the funds available in the Trust Account, less any taxes we anticipate will be owed, but have not yet been paid, calculated as of two business days prior to the meeting. Holders of Public Shares do not need to vote on the Extension Proposal or be a holder of record on the Record Date to exercise redemption rights.

If the Extension Proposal is approved, the Company will (i) remove from the Trust Account an amount (the “Withdrawal Amount”) equal to the pro rata portion of funds available in the Trust Account relating to any Public Shares redeemed by holders in connection with the Extension Proposal, if any, and (ii) deliver to the holders of such redeemed Public Shares their pro rata portion of the Withdrawal Amount. The remainder of such funds shall remain in the Trust Account and be available for use by the Company to complete an initial Business Combination on or before the Extended Date. Holders of Public Shares who do not redeem their Public Shares now will retain their redemption rights and their ability to vote on an initial Business Combination through the Extended Date, if the Extension Proposal is approved and the Extension Amendment becomes effective.

If the Extension Proposal is approved, and the Extension Amendment becomes effective, the removal of the Withdrawal Amount from the Trust Account, if any, will reduce the Company’s net asset value. The Company cannot predict the amount that will remain in the Trust Account if the Extension Proposal is approved, and the amount remaining in the Trust Account may be only a small fraction of the $20,220,967.32 that was in the Trust Account as of the Record Date. However, we will not proceed if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Proposal (after taking into account the redemption of Public Shares).

TO DEMAND REDEMPTION, IF YOU HOLD PHYSICAL CERTIFICATES FOR ORDINARY SHARES, YOU MUST PHYSICALLY TENDER YOUR SHARE CERTIFICATES TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE COMPANY’S TRANSFER AGENT, AT CONTINENTAL STOCK TRANSFER & TRUST COMPANY, ONE STATE STREET PLAZA, 30TH FLOOR, NEW YORK, NY 10004, ATTN: STEPHEN JONES, E-MAIL: SPACREDEMPTION@CONTINENTALSTOCK.COM, NO LATER THAN TWO BUSINESS DAYS PRIOR TO THE GENERAL MEETING. IF YOU HOLD YOUR ORDINARY SHARES IN “STREET NAME” THROUGH A BANK, BROKER OR OTHER NOMINEE, YOU MUST TENDER OR DELIVER YOUR SHARES (AND SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS) TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT/WITHDRAWAL AT CUSTODIAN) SYSTEM TWO BUSINESS DAYS PRIOR TO THE GENERAL MEETING TO DEMAND REDEMPTION.

The requirement for physical or electronic delivery prior to the vote at the General Meeting ensures that a redeeming holder’s election is irrevocable once the Extension Proposal is approved. In furtherance of such irrevocable election, shareholders making the election will not be able to tender their shares after the vote at the General Meeting.

The electronic delivery process through the DWAC system can be accomplished by the shareholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC, and the Company’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system.

The transfer agent will typically charge the tendering broker a nominal amount and the broker would determine whether or not to pass this cost on to the redeeming holder. It is the Company’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. The Company does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical share certificate. Such shareholders will have less time to make their investment decision than those shareholders that deliver their shares through the DWAC system. Shareholders who request physical share certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.

Certificates that have not been tendered in accordance with these procedures prior to the vote for the Extension Proposal will not be redeemed into a pro rata portion of the funds held in the Trust Account. In the event that a holder of Public Shares tenders its shares and decides prior to the vote at the General Meeting that it does not want to redeem its shares, the shareholder may withdraw the tender. If you tendered or delivered your shares (and share certificates (if any) and other redemption forms) for redemption to our transfer agent and decide prior to the vote at the General Meeting not to redeem your shares, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the address listed above prior to the vote at the General Meeting. In the event that a holder of Public Shares tenders shares, and the Extension Proposal is not approved or is abandoned, these shares will be redeemed in accordance with the terms of the Existing Charter promptly following the meeting, as described elsewhere herein. The Company anticipates that a holder of Public Shares who tenders shares for redemption in connection with the vote to approve the Extension Proposal would receive payment of the redemption price for such shares soon after the filing of the Extension Proposal. The transfer agent will hold the certificates of holders of Public Shares that make the election until such shares are redeemed for cash or redeemed in connection with our winding up.

The closing price of the Ordinary Shares on the Record Date was $10.75. The Company cannot assure shareholders that they will be able to sell their Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares.

If you exercise your redemption rights, you will be exchanging your Ordinary Shares for cash and will no longer own the shares. You will be entitled to receive cash for these shares only if you properly demand redemption by tendering your share certificate(s) to the Company’s transfer agent prior to the vote for the Extension Proposal. If the Extension Proposal is not approved or if it is abandoned, these shares will be redeemed in accordance with the terms of the Existing Charter promptly following the meeting as described elsewhere herein.

Required Vote

The Extension Proposal must be approved by a special resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the Ordinary Shares who, being present in person (including virtually) or represented by proxy and entitled to vote at the General Meeting, vote at the General Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, are not treated as votes cast and will have no effect on the Extension Proposal. As a result, if you abstain from voting on the Extension Proposal, your shares will be counted as present for purposes of establishing a quorum (if so present in accordance with the terms of our Existing Charter), but the abstention will have no effect on the outcome of such proposal.

Full Text of the Resolution.

Please see Annex A.

THE BOARD RECOMMENDS A VOTE “FOR” THE EXTENSION PROPOSAL.

REVOKING YOUR PROXY AND CHANGING YOUR VOTE.

If you have already voted or submitted your proxy card, you may change your vote at any time before your proxy is voted at the General Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by voting again via the internet, or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives prior to the General Meeting. If you hold your Ordinary Shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Toll-Free (855) 208-8903 or (212) 297-0720
Email: info@okapipartners.com

Unless revoked, a proxy will be voted at the General Meeting in accordance with the shareholder’s indicated instructions. In the absence of instructions, proxies which have been signed and returned will be voted FOR each of the Proposals.

Except as described in this supplement all the disclosures in the Original Proxy Statement remain in effect.

Annex A

EXTENSION AMENDMENT

AMENDED AND RESTATED
MEMORANDUM AND ARTICLES OF ASSOCIATION
OF
BlueRiver Acquisition Corp.

RESOLVED, as a special resolution, that the Amended and Restated Memorandum and Articles of Association of the Company be amended by the deletion of the existing Articles 49.7 and 49.8 in their entirety and the insertion of the following language in their place:

49.7 In the event that the Company does not consummate a Business Combination within 36 months from the consummation of the IPO (the “Termination Date”) or such later time as the Members may approve in accordance with the Articles, the Company shall:

(a)    cease all operations except for the purpose of winding up;

(b)    as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to US $100,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any); and

(c)     as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and other requirements of Applicable Law.

Notwithstanding the foregoing, in the event that the Company has not consummated a Business Combination within 36 months from the closing of the IPO, the Company may, without any need for shareholder approval, elect to extend the date to consummate the Business Combination on a monthly basis for up to 6 times by an additional 1 month each time after the 36th month from the closing of the IPO, by resolution of the Directors, until 42 months from the closing of the IPO, upon deposit of $0.02 into the Company’s Trust Account for each Public Share that has not been redeemed in accordance with the terms of the Articles, provided that such extension payment must be made prior to, on, or as soon as practicable after, the Termination Date.

49.8 In the event that any amendment is made to the Articles:

(a)     to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or redeem 100 per cent of the Public Shares if the Company does not consummate a Business Combination within 42 months from the consummation of the IPO or such later time as the Members may approve in accordance with the Articles; or

(b)    with respect to any other provision relating to Members’ rights or pre-Business Combination activity, each holder of Public Shares who is not the Sponsor, a Founder, Officer or Director shall be provided with the opportunity to redeem their Public Shares upon the approval or effectiveness of any such amendment at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Public Shares. The Company’s ability to provide such redemption in this Article is subject to the Redemption Limitation.

A-1